EXHIBIT 10.4

WEATHERFORD INTERNATIONAL PLC

PHANTOM RESTRICTED SHARE UNIT AWARD AGREEMENT

PURSUANT TO THE

AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

(TIME VESTING)

* * * * *

Participant: _____________________

Grant Date: _____________________

Number of Phantom Restricted Share Units Granted: _____________________

* * * * *

THIS PHANTOM RESTRICTED SHARE UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between WEATHERFORD INTERNATIONAL PLC, a public limited company organized under the laws of Ireland (the “Company”), and the Participant specified above, pursuant to the Weatherford International plc Amended and Restated 2019 Equity Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee (as defined in the Plan); and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Phantom Restricted Share Units (“Phantom RSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

1.                  Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated into this Agreement as if they were each expressly set forth herein. Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.                  Grant of a Phantom RSU Award. The Company hereby grants the number of Phantom RSUs specified above to the Participant, as of the Grant Date stated above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the Shares underlying the Phantom RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3.                  Vesting.

(a)               Subject to the provisions of Sections 3(b) - 3(e) hereof, the Phantom RSUs subject to this Award shall become vested as follows and subject to the terms and provisions as more further set out in Appendix A to this Agreement, provided that the Participant has not incurred a Termination prior to each such vesting date (each, a “Vesting Date”):

Vesting Date	Percentage of Phantom RSUs

First Anniversary of the Grant Date	50%

Second Anniversary of the Grant Date	50%

There shall be no proportionate or partial vesting in the periods prior to each Vesting Date unless expressly provided for otherwise under the terms of this Agreement and all vesting shall occur only on the appropriate Vesting Date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable Vesting Date.

(b)               Termination Without Cause; Resignation for Good Reason; Due to Death or Disability. Subject to Section 4(d), in the event the Participant’s Service is terminated by the Company without Cause or by the Participant for Good Reason (each, as defined in the Company’s Change in Control Severance Plan[, notwithstanding the definitions contained in the Participant’s Offer Letter from the Company]), the Participant shall be entitled to vest in a pro-rated portion of the next tranche of time-vested Phantom RSUs that would otherwise vest but for Participant’s termination, with such pro-rated portion, if any, determined by multiplying the next unvested tranche by a fraction, the numerator of which is the number of days elapsed from the immediately preceding Vesting Date (or the Grant Date if no Vesting Date has occurred) through the Participant’s date of termination, and the denominator of which is the number of days from the immediately preceding Vesting Date (or the Grant Date if no Vesting Date has occurred) through the next scheduled Vesting Date. Subject to Section 4(d), in the event the Participant’s Service is terminated due to the Participant’s death or Disability, all unvested time-vested Phantom RSUs will accelerate and vest.

(c)               Change in Control. Subject to Section 4(d), if a Change in Control occurs, and the successor or purchaser in the Change in Control has assumed the Company’s obligations with respect to the Phantom RSUs or provided a substitute award and the Participant has a Qualifying Termination (as defined in the Company’s Change in Control Severance Plan), the

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Phantom RSUs shall become fully vested as of the time immediately prior to such termination of Service, all remaining forfeiture restrictions shall immediately lapse as of the Vesting Date and the Vesting Date shall be deemed to be the date of such termination of Service; provided that if such Qualifying Termination occurs prior to a Change in Control, then the Phantom RSUs shall become fully vested as of the time immediately prior to such Change in Control, all remaining forfeiture restrictions shall immediately lapse as immediately prior to such Change in Control and the Vesting Date shall be deemed to be the date of such Change in Control.

(d)               Committee Discretion to Accelerate Vesting. In addition to the foregoing, the Committee may, in its sole discretion, accelerate vesting of the Phantom RSUs at any time and for any reason.

(e)               Forfeiture. Subject to the terms of this Section 3, all unvested Phantom RSUs (taking into account any vesting that may occur upon the Participant’s Termination in accordance with Section 3(b) hereof) shall be immediately forfeited upon the Participant’s Termination for any reason.

4.                  Settlement of Phantom RSUs.

(a)               General. Subject to the provisions of Sections 4(b) and (c) hereof, within ten (10) days following the applicable Vesting Date of the Phantom RSUs, or as soon as reasonably possible, the Participant shall receive the number of Shares that correspond to the number of Phantom RSUs that have become vested on the applicable Vesting Date, less any shares withheld by the Company pursuant to Section 8 hereof. Alternatively, and in the Committee’s sole and absolute discretion, settlement of the Phantom RSUs may be made in cash (in an amount reflecting the Fair Market Value of the Shares that otherwise would have been issued) or any combination of cash and Shares, as determined by the Committee, in its sole and absolute discretion, less any amounts or Shares withheld by the Company pursuant to Section 8 hereof.

(b)               Blackout Periods. In the event the Phantom RSUs are settled in Shares, if the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 4(a) hereof, such distribution shall be instead made on the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to the expiration of two and one-half months following the date such distribution would otherwise have been made hereunder.

(c)               Section 409A. If the Phantom RSUs are considered an item of deferred compensation subject to Section 409A of the Code and the Shares are distributable at a time or times by reference to the Participant’s separation from service (within the meaning of Section 409A(a)(2)(A)(i) of the Code) and the Participant on the date of the Participant’s separation from service is both subject to U.S. federal income taxation and a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), any Shares that would otherwise be issuable during the 6-month period commencing on the Participant’s separation from service will be issued on the first day which immediately follows the last day of the 6-month period that commences on the Participant’s separation from service (or, if the Participant dies during such

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period, within 30 days after the Participant’s death). Such Shares shall be validly issued, fully paid and non-assessable.

(d)               Release. The settlement, in accordance with Section 4(a), of the Phantom RSUs that are eligible to vest pursuant to Section 3(b) or (c) shall be subject to the execution and nonrevocation of a general release of claims in favor of the Company, in a form reasonably satisfactory to the Company.

5.                  Dividends; Rights as Shareholder. Cash dividends on the number of Shares underlying the Phantom RSUs granted hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each Phantom RSU granted to the Participant; provided that such cash dividends shall not be deemed to be reinvested in Shares and shall be held uninvested and without interest and paid in cash at the same time that the Shares (or cash in lieu of Shares) underlying the Phantom RSUs are delivered to the Participant in accordance with the provisions hereof. Stock dividends on Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each Phantom RSU granted to the Participant; provided that such stock dividends shall be paid in Shares at the same time that the Shares (or cash in lieu of Shares) underlying the Phantom RSUs are delivered to the Participant in accordance with the provisions hereof. Except as otherwise provided herein, the Participant shall have no rights as a shareholder with respect to any Shares covered by any Phantom RSU unless and until the Phantom RSUs are settled in Shares, if at all, and Participant has become the holder of record of such Shares.

6.                  Non-Transferability. The Phantom RSUs, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned, pledged, encumbered or otherwise disposed of or hypothecated in any way by the Participant (or any beneficiary of the Participant who holds the Phantom RSUs as a result of a Transfer by will or by the laws of descent and distribution), other than in accordance with the provisions of Section 10(c) of the Plan.

7.                  Governing Law; Jurisdiction and Venue.

(a)               All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Texas, without giving any effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law. The obligation of the Company to sell and deliver Shares hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares. The Participant and the Company (each, a “Party”) irrevocably and unconditionally agree that any past, present, or future dispute, controversy, or claim arising under or relating to this Agreement; any employment or other agreement between the Participant and the Company or any of its Subsidiaries (collectively with the Company, the “Company Parties”); any federal, state, local, or foreign statute, regulation, law, ordinance, or the common law (including but not limited to any law prohibiting discrimination); or in connection with the Participant’s employment or the termination thereof; involving the Participant, on the one hand, and any of the Company Parties, on the other hand, including both claims brought by the Participant and claims brought against the Participant, shall be submitted to binding arbitration before the American Arbitration Association (“AAA”) for resolution; provided that nothing herein shall require arbitration of a claim or charge that, by law, cannot be the subject of a compulsory

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arbitration agreement. The Parties further agree to arbitrate solely on an individual basis, that this Agreement does not permit class arbitration or any claims brought as a plaintiff or class member in any class or representative arbitration proceeding, that the arbitrator may not consolidate more than one person’s claims and may not otherwise preside over any form of a representative or class proceeding, and that claims pertaining to different employees shall be heard in separate proceedings. Within 10 business days of the initiation of an arbitration hereunder, the Parties shall each separately designate an arbitrator, who shall be a former partner at an “AmLaw 200” law firm based in Houston, Texas, and within 20 business days of selection, the appointed arbitrators shall appoint a neutral arbitrator from the AAA Panel of Commercial Arbitrators. Such arbitration shall be conducted in Houston, Texas, and the arbitrators shall apply Texas law, including federal statutory law as applied in Texas courts. The arbitrators, and not any federal, state, or local court or adjudicatory authority, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, and/or formation of this Agreement, including but not limited to any dispute as to whether (i) a particular claim is subject to arbitration hereunder, and/or (ii) any part of this Section 7 is void or voidable. The arbitrators shall issue their written decision (including a statement of finding of facts and the reasons for the award) within 30 days from the date of the close of the arbitration hearing. Except as otherwise provided herein, the Parties shall treat any arbitration as strictly confidential, and shall not disclose the existence or nature of any claim or defense; any documents, correspondence, pleadings, briefing, exhibits, or information exchanged or presented in connection with any claim or defense, unless required by applicable law (including public disclosures under applicable securities laws); or any rulings, decisions, or results of any claim, defense, or argument (collectively, “Arbitration Materials”) to any third party, with the exception of the Parties’ legal counsel and/or tax advisors or such other similar consultants (who the applicable Party shall ensure complies with these confidentiality terms). Except as provided in Section 7(c) below, the arbitrators shall not have authority to award attorneys’ fees or costs, punitive damages, compensatory damages, damages for emotional distress, penalties, or any other damages not measured by the prevailing party’s actual losses, except to the extent such relief is explicitly available under a statute, ordinance, or regulation pursuant to which a claim is brought. In agreeing to arbitrate their claims hereunder, the Parties hereby recognize and agree that they are waiving their right to a trial in court and/or by a jury.

(b)               In the event of any court proceeding to challenge or enforce an arbitrators’ award, the Parties hereby consent to the exclusive jurisdiction of the state and federal courts sitting in Harris County, Texas; agree to exclusive venue in that jurisdiction; and waive any claim that such jurisdiction is an inconvenient or inappropriate forum. There shall be no interlocutory appeals to any court, or any motions to vacate any order of the arbitrators that is not a final award dispositive of the arbitration in its entirety, except as required by law. The Parties agree to take all steps necessary to protect the confidentiality of the Arbitration Materials in connection with any court proceeding, agree to use their best efforts to file all Confidential Information (and documents containing Confidential Information) under seal, and agree to the entry of an appropriate protective order encompassing the confidentiality terms of this Agreement.

(c)               The Participant and the Company Parties shall each bear their own expenses, legal fees and other fees incurred in connection with this Agreement; provided, that the prevailing party in any such action shall be fully reimbursed by the other party for all costs, including reasonable attorneys’ fees, court costs, expert or consultants’ fees and reasonable travel

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and lodging expenses, incurred by the prevailing party in its successful prosecution or defense thereof, including any appellate proceedings.

8.                  Withholding of Tax.

(a)               The Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Phantom RSUs; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Phantom RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)               To satisfy any withholding obligations of the Company and/or the Employer with respect to Tax-Related Items, the Company will withhold Shares or cash otherwise issuable upon vesting of the Phantom RSUs. Alternatively, or in addition, in connection with any applicable withholding event, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their obligations, if any, with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company or the Employer, (ii) withholding from proceeds of the sale of Shares acquired upon vesting of the Phantom RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent) and/or (iii) requiring the Participant to tender a cash payment to the Company or an Affiliate in the amount of the Tax-Related Items; provided, however, that if the Participant is a Section 16 officer of the Company under the Exchange Act, the withholding methods described in this Section 8(b)(i), (ii), and (iii) will only be used if the Committee (as constituted to satisfy Rule 16b-3 of the Exchange Act) determines, in advance of the applicable withholding event, that one of such withholding methods will be used in lieu of withholding Shares.

(c)               The Company may withhold for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in the Participant’s jurisdiction(s), in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares. The Company may refuse to issue or deliver the Shares, the proceeds of the sale of Shares or an equivalent cash amount, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

9.                  Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates, if any, representing

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Shares issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates, if any, representing Shares acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 9.

10.              Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:

(a)               The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933 (as amended, the “Securities Act”) and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 10.

(b)               If the Participant is deemed to be an affiliate within the meaning of Rule 144 of the Securities Act, the Shares issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register such Shares (or to file a “re-offer prospectus”).

(c)               If the Participant is deemed to be an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Shares of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the Shares issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

11.              Clawback. The Participant shall be subject to the Company’s clawback, forfeiture or other similar policies in accordance with Section 19 of the Plan. By accepting this Award, the Participant is deemed to have acknowledged and consented to the Company’s application, implementation and enforcement of any such policy adopted of the Company, whether adopted prior to or following the Grant Date (and any provision of applicable law relating to reduction cancellation, forfeiture or recoupment), and to have agreed that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action by the Participant.

12.              Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may be amended by the Board or by the Committee at any time (a) if the Board or the Committee determines, in its sole discretion, that an amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Grant Date and by its terms applies to the Award; or (b) other than in the circumstances described in clause (a) or provided in the Plan, with the Participant’s consent.

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13.              Notices. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by certified mail, return receipt requested, and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel. Any person entitled to notice hereunder may waive such notice in writing.

14.              Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. By receipt of this Phantom RSU grant, the Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

15.              No Right to Employment. Any questions as to whether and when there has been a termination of Service and the cause of such termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement confers upon you the right to continue in the employ of or performing services for the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate your employment or service relationship at any time, subject to any employment agreement or other service agreement in effect between the Company and the Participant.

16.              Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Phantom RSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

17.              Compliance with Laws. Notwithstanding any provision of this Agreement to the contrary, the issuance of the Phantom RSUs (and the Shares or cash, as applicable, issued or delivered upon settlement of the Phantom RSUs) pursuant to this Agreement will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Shares may then be listed. No Shares will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act, is at the time of issuance in effect with respect to the Shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require the Participant to satisfy any qualifications that

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may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make Shares available for issuance.

18.              Section 409A. This Agreement and the Plan are intended to be exempt from or comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that this Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. The Company shall have no liability to the Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under this Agreement or the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the Participant and not with the Company.

19.              No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. the Participant should consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

20.              Country-Specific Provisions. The Phantom RSUs and the Shares subject to the Phantom RSUs shall be subject to any special terms and conditions for the Participant’s country set forth in Appendix B, if applicable. Moreover, if the Participant relocates to one of the countries included in the Appendix B, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix B constitutes part of this Agreement.

21.              Imposition of Other Requirements. This grant is subject to, and limited by, all applicable laws and regulations and such approvals by any governmental agencies or national securities exchanges, to the extent applicable, as may be required. The Participant agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of Shares (including any state “blue sky” laws). The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Phantom RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

22.              Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market

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abuse laws in applicable jurisdictions including, but not limited to, the United States and, if different, the Participant’s country of residence, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g., Phantom RSUs) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant is responsible for ensuring his or her compliance with any applicable restrictions and should speak to his or her personal legal advisor on this matter.

23.              Foreign Asset/Account Reporting; Exchange Controls. The Participant acknowledges that, depending on his or her country of residence, the Participant may be subject to foreign asset and/or account reporting requirements and/or exchange controls as a result of the vesting and settlement of the Phantom RSUs, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. For example, the Participant may be required to report such assets, accounts, account balances and values and/or related transactions to the tax or other authorities in his or her country. The Participant may also be required to repatriate sale proceeds or other funds received pursuant to the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Participant is responsible for ensuring compliance with any applicable requirements and should speak to his or her personal legal advisor regarding these requirements.

24.              No Secured Rights. The Participant’s right to payments under this Agreement shall not constitute nor be treated as property or as a trust fund of any kind. The Participant’s rights are limited exclusively to the right to receive Shares as provided in the Agreement. The Participant shall not have any rights as an owner of the Company with respect to any Phantom RSUs granted to Participant. All benefits payable to the Participant shall be payable solely from the general assets of the Company and no separate or special funds shall be established and no segregation of assets shall be made to assure the payment of benefits to Participant. The Participant’s rights shall be limited to those rights that are specifically enumerated in the Agreement, and such rights shall be for all purposes, unsecured contractual creditors’ rights against the Company only.

25.              Binding Agreement; Assignment; Amendment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Agreement without the prior express written consent of the Company, which consent may not be unreasonably withheld, conditioned or delayed. The Committee has the right to amend, alter, suspend, discontinue or cancel the Phantom RSUs, prospectively or retroactively; provided that no such amendment shall materially and adversely affect the Participant’s rights under this Agreement without the Participant’s consent, except as provided in Sections 18 and 21 hereof and Section 14 of the Plan.

26.              Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

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27.              Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

28.              Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

29.              Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

30.              Confidentiality. The Participant agrees to keep strictly confidential and not to disclose to any Person the fact that the Participant has been granted the Phantom RSUs or any terms of this Agreement; provided, however, that the Participant may disclose the fact that the Participant has been granted the Phantom RSUs and the terms of this Agreement to the Participant’s attorney, accountant, spouse or those employees of the Company or its Affiliates who are or will be involved in administering and implementing this Agreement. The Participant specifically acknowledges and agrees to the provisions of Section 10(h) of the Plan (regarding confidentiality and other restrictive covenants).

31.              Acknowledgement & Acceptance within 30 Days. This grant is subject to acceptance, within 30 days of the Grant Date, by electronic acceptance through the website of Merrill Lynch, the Company’s share plan administrator, or by signed documents delivered to the Company. Failure to accept the Phantom RSUs within 30 days of the Grant Date may result in cancellation of the Phantom RSUs.

[Remainder of Page Intentionally Left Blank]

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By signing below, the Participant hereby acknowledges receipt of the Phantom RSUs issued on the Grant Date indicated above, which have been issued under the terms and conditions of the Plan and this Agreement.

WEATHERFORD INTERNATIONAL PLC

By:_________________________________
Name:_______________________________
Title:________________________________

Accepted by:

____________________________________
[Name of the Participant]

Date:________________________________

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Appendix A

In the event of cash settlement being selected by the Committee, any payment that the Participant will be eligible to receive upon the occurrence of each vesting if the Participant satisfies the applicable terms of this Agreement will be calculated by the Committee, or it’s designee, based on the Company’s volume weighted price of the Shares (“Share Price”) averaged for the 30 trading days immediately preceding the applicable vesting date multiplied by the number of units vesting on the applicable vesting date. As noted under Section 3 of this Agreement, special rules apply under certain circumstances, such as termination on account of death or Disability and on account of a Change of Control. All calculations shall be made by the Committee, or its designee, in its sole discretion and such calculations shall be final and binding on the Participant. Notwithstanding anything in this Agreement or the Plan to the contrary, the maximum cumulative cash payout to the Participant hereunder shall not exceed two hundred percent (200%) of the grant date value of the Units awarded hereunder. By way of illustration, if a Participant were to be awarded 100 Phantom RSUs with a grant date value of $5.00/unit for a total grant date value of $500.00, the maximum cumulative cash payout under all vestings shall not exceed $1,000.00 (representing the sum of $10.00/unit multiplied by 100 Phantom RSUs).

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